Exhibit 1

November 9, 2021

MHR Fund Management LLC

Attn: Janet Yeung and Keith Schaitkin

1345 Avenue of the Americas

42nd Floor

New York, New York 10105

Re:	Amended and Restated Registration Rights Agreement

Dear Ms. Yeung and Mr. Schaitkin:

Reference is made to (i) the Amended and Restated Registration Rights Agreement, dated as of December 23, 2008 (as amended, the “Agreement”), by and among Loral Space & Communications Inc. (the “Company”) and the other parties thereto; and (ii) the Transaction Agreement and Plan of Merger, dated as of November 23, 2020 (the “Integration Agreement”), by and among the Company, Telesat Canada and the other parties thereto.

Please be advised that the Company hereby terminates the Agreement in accordance with its terms, effective as of and contingent upon the consummation of the transactions contemplated by the Integration Agreement. If the Integration Agreement is terminated in accordance with its terms, then this letter will terminate automatically and be of no further force or effect.

We kindly request that you, by your signature below, acknowledge and agree to the matters set forth in this letter agreement within seven (7) days of the date hereof.

This letter agreement may be executed in one or more counterparts, each of which will be deemed to constitute an original, but all of which shall constitute one and the same agreement, and may be delivered by facsimile or other electronic means intended to preserve the original graphic or pictorial appearance of a document.

Thank you again for your service to the Company over the years, and best regards.

Sincerely,

/s/ Avi Katz

Avi Katz

ACKNOWLEDGED AND AGREED:

MHR INSTITUTIONAL PARTNERS LP
By: MHR Institutional Advisors LLC, its General
Partner

By: /s/ Janet Yeung
Name: Janet Yeung
Title: Authorized Signatory

MHRA LP
By: MHR Institutional Advisors LLC, its General
Partner

By: /s/ Janet Yeung
Name: Janet Yeung
Title: Authorized Signatory

MHRM LP
By: MHR Institutional Advisors LLC, its General
Partner

By: /s/ Janet Yeung
Name: Janet Yeung
Title: Authorized Signatory

MHR INSTITUTIONAL PARTNERS II LP
By: MHR Institutional Advisors II LLC, its General Partner

By: /s/ Janet Yeung
Name: Janet Yeung
Title: Authorized Signatory

MHR INSTITUTIONAL PARTNERS IIA LP
By: MHR Institutional Advisors II LLC, its General Partner

By: /s/ Janet Yeung
Name: Janet Yeung
Title: Authorized Signatory

MHR INSTITUTIONAL PARTNERS III LP
By: MHR Institutional Advisors III LLC, its General Partner

By: /s/ Janet Yeung
Name: Janet Yeung
Title: Authorized Signatory

MHR CAPITAL PARTNERS MASTER ACCOUNT II HOLDINGS
LLC
By: MHR Advisors LLC, the General Partner of its Sole Member

By: /s/ Janet Yeung
Name: Janet Yeung
Title: Authorized Signatory

MHR CAPITAL PARTNERS MASTER ACCOUNT LP
By: MHR Advisors LLC, its General Partner

By: /s/ Janet Yeung
Name: Janet Yeung
Title: Authorized Signatory

MHR CAPITAL PARTNERS (100) LP
By: MHR Advisors LLC, its General Partner

By: /s/ Janet Yeung
Name: Janet Yeung
Title: Authorized Signatory